Exhibit 10.82

AMENDMENT TO REVOLVING CREDIT NOTE

THIS AMENDMENT TO REVOLVING CREDIT NOTE (the “Amendment”) is made as of the 26th day of November, 2014, by and among, Dover Saddlery, Inc., a Delaware corporation (“Dover DE”), Dover Saddlery, Inc., a Massachusetts corporation, Smith Brothers, Inc., a Texas corporation, Dover Saddlery Retail, Inc., a Massachusetts corporation and Dover Saddlery Direct, Inc., a Massachusetts corporation (hereinafter, each with Dover DE, individually a “Borrower”, and collectively the “Borrowers”) and Citizens Bank, N.A. (f/k/a RBS Citizens, National Association), a national banking association, with a principal place of business at 900 Elm Street, Manchester, New Hampshire 03101 (hereinafter the “Lender”);

WHEREAS, Borrowers executed and delivered to Lender a Revolving Credit Note dated December 11, 2007 (as the same has been, is being, and may hereafter be amended, the “Revolving Credit Note”)in the current principal amount of up to Fifteen Million Dollars ($15,000,000.00); and

WHEREAS, the parties wish to further amend the Revolving Credit Note to reflect a temporary increase in the amount of the line of credit by Two Million Dollars ($2,000,000.00) for sixty (60) days.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties agree as follows:

1. DEFINITIONS.

Any capitalized term not otherwise defined herein shall have the meaning set forth in the Note.

2. AMENDMENTS.

For the sixty (60) day period commencing on the date hereof, and continuing until Borrowers have repaid all of the amounts borrowed under the temporary sixty (60) day increase in the Revolving Line of Credit, the Principal Amount is increased to Seventeen Million Dollars ($17,000,000.00).

3. FULL FORCE AND EFFECT.

In all other respects and except as specifically amended hereby, the Revolving Credit Note remains in full force and effect and Borrowers agree to be bound thereby.

4. NO FURTHER AMENDMENTS.

Borrowers confirm and agree that the amendments contained herein shall in no way be construed as an obligation on the part of Bank to further amend or extend the Revolving Credit Note or any other Instrument. This Amendment is not a novation.

5. AUTHORITY.

Borrowers warrant that they has full power and authority and has taken all necessary corporate and other action and procured all necessary consents to execute and deliver this Amendment and perform its obligations hereunder.

[PAGE ENDS HERE, SIGNATURE PAGE(S) TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf by the persons signing below who are thereunto duly authorized, as of the day and year first above-written.

BORROWERS:

DOVER SADDLERY, INC.

(a Delaware Corporation)

______________________________	By: ______________________________
Witness	Stephen L. Day
Title: President
DOVER SADDLERY, INC.
(a Massachusetts Corporation)
Witness	By: Stephen L. Day Title: Chairman of the Board
SMITH BROTHERS, INC.
Witness	By: Stephen L. Day Title: Chairman of the Board
DOVER SADDLERY RETAIL, INC.
Witness	By: Stephen L. Day Title: Chairman of the Board

______________________________	By: ______________________________
Witness	Stephen L. Day
Title: President
DOVER SADDLERY, INC.
(a Massachusetts Corporation)
DOVER SADDLERY DIRECT, INC.
Witness	By: Stephen L. Day Title: Chairman of the Board
LENDER:
CITIZENS BANK, N. A.
Witness	By: Name:
Title: